Exhibit 99.1

Contact:	Jake Elguicze
Treasurer and Vice President of Investor Relations
610-948-2836

FOR IMMEDIATE RELEASE	July 30, 2014

TELEFLEX REPORTS SECOND QUARTER 2014 RESULTS

Second Quarter Revenues Increase 11.4% to $468.1 million; up 10.1% on Constant Currency Basis

Second Quarter GAAP Diluted EPS of $1.04, up 5.1% over the prior year; Adjusted Diluted EPS of $1.51 up 18.9%

2014 Guidance Range for Constant Currency Revenue Growth of 7% to 9% Reaffirmed

2014 Guidance Range for Adjusted Diluted EPS Increased from $5.35 to $5.55 to $5.45 to $5.60

Wayne, PA — Teleflex Incorporated (NYSE: TFX) (the “Company”) today announced financial results for the second quarter ended June 29, 2014.

Second quarter 2014 net revenues were $468.1 million, an increase of 11.4% over the prior year period. Excluding the impact of foreign currency fluctuations, second quarter 2014 net revenues increased 10.1% over the prior year period.

Second quarter 2014 GAAP diluted earnings per share from continuing operations were $1.04, as compared to $0.99 in the prior year period, an increase of 5.1%. Second quarter 2014 adjusted diluted earnings per share from continuing operations were $1.51, as compared to $1.27 in the prior year period, an increase of 18.9%.

“Despite the impact of one less selling day in the second quarter of 2014 as compared to the prior year period, Teleflex delivered double-digit constant currency revenue and adjusted earnings per share growth,” said Benson Smith, Chairman, President and Chief Executive Officer. “Our second quarter performance was aided by the contribution from the acquisitions of Vidacare and Mayo Healthcare, an improvement in the average selling price of products, the introduction of new products to the market and a slight improvement in the sales of existing products resulting from a modest improvement in end-market utilization.”

Added Mr. Smith, “Based on the Company’s performance during the first six months of 2014, and our outlook for the remainder of the year, we are reaffirming our full year constant currency revenue growth guidance range of 7% to 9%, and increasing our full year adjusted diluted earnings per share guidance range from $5.35 to $5.55 to $5.45 to $5.60.”

SECOND QUARTER NET REVENUE BY SEGMENT

Vascular North America second quarter 2014 net revenues were $64.2 million, an increase of 13.1% compared to the prior year period. Excluding the impact of foreign currency fluctuations, second quarter 2014 net revenues increased 13.5% compared to the prior year period. The increase in constant currency revenue was largely due to Vidacare product sales, the introduction of new products to the market and price increases. This was somewhat offset by lower sales volume of existing products.

Anesthesia/Respiratory North America second quarter 2014 net revenues were $55.0 million, a decrease of 5.9% compared to the prior year period. Excluding the impact of foreign currency fluctuations, second quarter 2014 net revenues decreased 5.7% compared to the prior year period. The decrease in constant currency revenue was largely due to lower sales volume of existing products. This was somewhat offset by the introduction of new products to the market and price increases.

Surgical North America second quarter 2014 net revenues were $38.0 million, an increase of 0.6% compared to the prior year period. Excluding the impact of foreign currency fluctuations, second quarter 2014 net revenues increased 1.3% compared to the prior year period. The increase in constant currency revenue was largely due to price increases and the introduction of new products to the market. This was somewhat offset by lower sales volume of existing products.

EMEA second quarter 2014 net revenues were $154.7 million, an increase of 12.2% compared to the prior year period. Excluding the impact of foreign currency fluctuations, second quarter 2014 net revenues increased 7.3% compared to the prior year period. The increase in constant currency revenue was largely due to Vidacare product sales, higher sales volume of existing products, price increases and the introduction of new products to the market.

Asia second quarter 2014 net revenues were $62.5 million, an increase of 24.1% compared to the prior year period. Excluding the impact of foreign currency fluctuations, second quarter 2014 net revenues increased 25.2% compared to the prior year period. The increase in constant currency revenue was largely due to the acquisitions of Mayo Healthcare and Vidacare, price increases, the introduction of new products to the market and higher sales volume of existing products.

OEM and Development Services (“OEM”) second quarter 2014 net revenues were $36.6 million, an increase of 14.0% compared to the prior year period. Excluding the impact of foreign currency fluctuations, second quarter 2014 net revenues increased 13.1% compared to the prior year period. The increase in constant currency revenue was largely due to higher sales volume of existing products and the introduction of new products to the market. This was somewhat offset by lower average selling prices.

	Three Months Ended		% Increase/ (Decrease)
	June 29, 2014	June 30, 2013	Constant Currency	Foreign Currency	Total Change
	(Dollars in millions)
Vascular North America	$64.2	$56.8	13.5%	(0.4%)	13.1%
Anesthesia/Respiratory North America	55.0	58.5	(5.7%)	(0.2%)	(5.9%)
Surgical North America	38.0	37.8	1.3%	(0.7%)	0.6%
EMEA	154.7	137.8	7.3%	4.9%	12.2%
Asia	62.5	50.4	25.2%	(1.1%)	24.1%
OEM	36.6	32.1	13.1%	0.9%	14.0%
All Other	57.1	46.7	23.0%	(0.7%)	22.3%

Total	$468.1	$420.1	10.1%	1.3%	11.4%

OTHER FINANCIAL HIGHLIGHTS AND KEY PERFORMANCE METRICS

Depreciation expense and amortization of intangible assets and deferred financing costs for first six months of 2014 were $63.8 million compared to $52.0 million for the prior year period.

Cash and cash equivalents at June 29, 2014 were $237.4 million compared to $432.0 million at December 31, 2013. The decline in cash and cash equivalents is primarily due to a $235 million repayment of a portion of the outstanding principal amount of borrowings under the revolving credit facility.

Net accounts receivable at June 29, 2014 were $301.7 million compared to $295.3 million at December 31, 2013.

Net inventories at June 29, 2014 were $356.5 million compared to $333.6 million at December 31, 2013.

Net debt obligations at June 29, 2014 were $867.3 million compared to $902.7 million at December 31, 2013.

“During the first six months of 2014, Teleflex significantly improved cash flow from operations, reaching $120.2 million,” said Thomas Powell, Executive Vice President and Chief Financial Officer. “In addition, during the second quarter we took steps to refine our capital structure and repay debt. As a result, we will be better positioned to take advantage of future strategic opportunities.”

2014 OUTLOOK

The Company reaffirmed its full year 2014 constant currency revenue growth guidance range of 7% and 9%, and increased its full year 2014 adjusted diluted earnings per share guidance from a range of $5.35 to $5.55 to a range of $5.45 to $5.60.

FORECASTED 2014 CONSTANT CURRENCY REVENUE GROWTH RECONCILIATION

	Low	High
Forecasted 2014 GAAP revenue growth	7.0%	9.0%
Estimated impact of foreign currency fluctuations	—	—

Forecasted 2014 constant currency revenue growth	7.0%	9.0%

FORECASTED 2014 ADJUSTED EARNINGS PER SHARE RECONCILIATION

	Low	High
Forecasted 2014 diluted earnings per share attributable to common shareholders	$3.50	$3.60
Restructuring, impairment charges and special items, net of tax	$0.85	$0.90
Intangible amortization expense, net of tax	$0.93	$0.93
Amortization of debt discount on convertible notes, net of tax	$0.17	$0.17

Forecasted 2014 adjusted diluted earnings per share	$5.45	$5.60

CONFERENCE CALL WEBCAST AND ADDITIONAL INFORMATION

As previously announced, Teleflex will comment on its financial results on a conference call to be held today at 8:00 a.m. (ET). The call will be available live and archived on the company’s website at www.teleflex.com and the accompanying presentation will be posted prior to the call. An audio replay will be available until August 6, 2014 at 11:59pm (ET), by calling 888-286-8010 (U.S./Canada) or 617-801-6888 (International), Passcode: 18970797.

ADDITIONAL NOTES

Constant currency revenue and growth exclude the impact of translating the results of international subsidiaries at different currency exchange rates from period to period.

Certain financial information is presented on a rounded basis, which may cause minor differences.

Segment results and commentary exclude the impact of discontinued operations, items included in restructuring and impairment charges, and losses and other charges set forth in the condensed consolidated statements of income and in the Reconciliation of Consolidated Statement of Income Items set forth below.

NOTES ON NON-GAAP FINANCIAL MEASURES

This press release includes certain non-GAAP financial measures, which include:

Adjusted diluted earnings per share. This measure excludes, depending on the period presented (i) the effect of charges associated with our restructuring programs, as well as goodwill and other asset impairment charges; (ii) losses and other charges related to acquisition and integration costs, the reversal of liabilities related to certain contingent consideration arrangements, the establishment of a litigation reserve and a litigation verdict against the Company with respect to a non-operating joint venture; (iii) amortization of the debt discount on the Company’s convertible notes; (iv) intangible amortization expense; and (v) tax benefits resulting from the resolution of, or expiration of the statute of limitations with respect to, prior years’ tax matters. In addition, the calculation of diluted shares within adjusted earnings per share gives effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of the Company’s senior subordinated convertible notes (under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares).

Constant currency revenue. This measure excludes the impact of translating the results of international subsidiaries at different currency exchange rates from period to period.

Management believes these measures are useful to investors because they eliminate items that do not reflect Teleflex’s day-to-day operations. In addition, management believes that the calculation of non-GAAP diluted shares is useful to investors because it provides insight into the offsetting economic effect of the convertible note hedge against conversions of the convertible notes. Management uses these financial measures for internal managerial purposes, when publicly providing guidance on possible future results, and to assist in our evaluation of period-to-period comparisons. These financial measures are presented in addition to results presented in accordance with generally accepted accounting principles (“GAAP”) and should not be relied upon as a substitute for GAAP financial measures. Tables reconciling historical non-GAAP measures to the most directly comparable historical GAAP measures are set forth below. Tables reconciling forecasted non-GAAP measures to the most directly comparable forecasted GAAP measures are set forth above.

RECONCILIATION OF CONSOLIDATED STATEMENT OF INCOME ITEMS

Dollars in millions, except per share amounts

Quarter Ended — June 29, 2014
	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and other impairment charges	Interest expense, net	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$224.0	$146.8	$14.9	$7.6	$15.9	$10.0	$48.4	$1.04	46,392

Adjustments
Restructuring and other impairment charges	—	—	—	7.6	—	3.5	4.2	$0.09	—
Losses and other charges (A)	0.9	(1.1)	0.1	—	—	—	(0.2)	$0.00	—
Amortization of debt discount on convertible notes	—	—	—	—	3.0	1.1	1.9	$0.04	—
Intangible amortization expense	—	16.1	—	—	—	4.4	11.7	$0.25	—
Tax adjustment (B)	—	—	—	—	—	—	—	$0.00	—
Shares due to Teleflex under note hedge (C)	—	—	—	—	—	—	—	$0.09	(2,714)
Adjusted basis	$223.1	$131.9	$14.8	—	$12.9	$19.0	$65.9	$1.51	43,678

Quarter Ended — June 30, 2013
	Cost of goods sold	Selling, general and administrative expenses	Research and Development expenses	Restructuring and other impairment charges	Interest expense, net	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$210.6	$116.3	$16.5	$13.0	$14.3	$6.1	$43.2	$0.99	43,429

Adjustments
Restructuring and other impairment charges	—	—	—	13.0	—	2.0	11.0	$0.25	—
Losses and other charges (A)	(0.3)	(4.9)	—	—	—	0.8	(6.0)	($0.13)	—
Amortization of debt discount on convertible notes	—	—	—	—	2.8	1.0	1.8	$0.04	—
Intangible amortization expense	—	12.1	—	—	—	4.2	7.9	$0.18	—
Tax adjustment (B)	—	—	—	—	—	4.7	(4.7)	($0.11)	—
Shares due to Teleflex under note hedge (C)	—	—	—	—	—	—	—	$0.04	(1,514)
Adjusted basis	$210.9	$109.0	$16.5	—	$11.5	$18.7	$53.2	$1.27	41,915

(A)	In 2014, losses and other charges include approximately ($4.4) million, net of tax, or ($0.09) per share, related to the reversal of contingent consideration liabilities; and approximately $4.2 million, net of tax, or $0.09 per share, related to acquisition and integration costs, and charges related to facility consolidations. In 2013, losses and other charges include approximately ($7.1) million, net of tax, or ($0.16) per share, related to the reversal of contingent consideration liabilities; approximately $1.5 million, net of tax, or $0.04 per share, related to acquisition and integration costs; and approximately ($0.4) million, net of tax, or ($0.01) per share, related to a reserve reversal associated with a previously announced stock keeping unit (“SKU”) rationalization charge.

(B)	The tax adjustment represents a net benefit resulting from the resolution of, or the expiration of statute of limitations with respect to various prior years’ U.S. federal, state and foreign tax matters.

(C)	Adjusted diluted shares are calculated by giving effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of our senior subordinated convertible notes. Under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares.

RECONCILIATION OF CONSOLIDATED STATEMENT OF INCOME ITEMS

Dollars in millions, except per share amounts

Six Months Ended — June 29, 2014
	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and other impairment charges	Interest expense, net	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$441.4	$287.1	$28.9	$15.4	$31.1	$18.5	$83.5	$1.81	46,071

Adjustments
Restructuring and other impairment charges	—	—	—	15.4	—	4.5	10.9	$0.24	—
Losses and other charges (A)	0.9	(1.2)	0.1	—	—	0.8	(1.1)	($0.03)	—
Amortization of debt discount on convertible notes	—	—	—	—	6.0	2.2	3.8	$0.08	—
Intangible amortization expense	—	32.1	—	—	—	9.9	22.2	$0.48	—
Tax adjustment (B)	—	—	—	—	—	0.2	(0.2)	($0.01)	—
Shares due to Teleflex under note hedge (C)	—	—	—	—	—	—	—	$0.15	(2,582)
Adjusted basis	$440.5	$256.3	$28.9	—	$25.1	$36.3	$118.9	$2.73	43,489

Six Months Ended — June 30, 2013
	Cost of goods sold	Selling, general and administrative expenses	Research and Development expenses	Restructuring and other impairment charges	Interest expense, net	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$421.9	$243.2	$31.5	$22.1	$28.3	$13.7	$70.7	$1.64	43,238

Adjustments
Restructuring and other impairment charges	—	—	—	22.1	—	4.6	17.5	$0.41	—
Losses and other charges (A)	0.2	(3.4)	—	—	—	1.6	(4.7)	($0.11)	—
Amortization of debt discount on convertible notes	—	—	—	—	5.5	2.0	3.5	$0.08	—
Intangible amortization expense	—	24.6	—	—	—	8.5	16.1	$0.37	—
Tax adjustment (B)	—	—	—	—	—	5.6	(5.6)	($0.13)	—
Shares due to Teleflex under note hedge (C)	—	—	—	—	—	—	—	$0.07	(1,443)
Adjusted basis	$421.7	$222.0	$31.5	—	$22.8	$36.0	$97.5	$2.33	41,795

(A)	In 2014, losses and other charges include approximately ($6.7) million, net of tax, or ($0.15) per share, related to the reversal of contingent consideration liabilities; and approximately $5.6 million, net of tax, or $0.12 per share, related to acquisition and integration costs, and charges related to facility consolidations. In 2013, losses and other charges include approximately ($8.1) million, net of tax, or ($0.19) per share, related to the reversal of contingent consideration liabilities; approximately $0.8 million, net of tax, or $0.02 per share, related to a litigation verdict against the Company with respect to a non-operating joint venture; and $3.0 million, net of tax, or $0.07 per share, related to acquisition and integration costs; and ($0.4) million, net of tax, or ($0.01) per share, related to a reserve reversal associated with a previously announced stock keeping unit (“SKU”) rationalization charge.

(B)	The tax adjustment represents a net benefit resulting from the resolution of, or the expiration of statute of limitations with respect to various prior years’ U.S. federal, state and foreign tax matters.

(C)	Adjusted diluted shares are calculated by giving effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of our senior subordinated convertible notes. Under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares.

RECONCILIATION OF NET DEBT OBLIGATIONS

	June 29, 2014	December 31, 2013
	(Dollars in thousands)
Note payable and current portion of long term borrowings	$362,273	$356,287
Long term borrowings	700,000	930,000
Unamortized debt discount	42,427	48,413

Total debt obligations	1,104,700	1,334,700
Less: cash and cash equivalents	237,382	431,984

Net debt obligations	$867,318	$902,716

ABOUT TELEFLEX INCORPORATED

Teleflex is a leading global provider of specialty medical devices for a range of procedures in critical care and surgery. Our mission is to provide solutions that enable healthcare providers to improve outcomes and enhance patient and provider safety. Headquartered in Wayne, PA, Teleflex employs approximately 11,500 people worldwide and serves healthcare providers in more than 150 countries. For additional information about Teleflex please refer to www.teleflex.com.

CAUTION CONCERNING FORWARD-LOOKING INFORMATION

This press release contains forward-looking statements, including, but not limited to, forecasted 2014 GAAP and constant currency revenue growth and GAAP and adjusted diluted earnings per share. Actual results could differ materially from those in the forward-looking statements due to, among other things, conditions in the end markets we serve, customer reaction to new products and programs, our ability to achieve sales growth, price increases or cost reductions; changes in the reimbursement practices of third party payors; our ability to realize efficiencies and to execute on our strategic initiatives; changes in material costs and surcharges; market acceptance and unanticipated difficulties in connection with the introduction of new products and product line extensions; product recalls; unanticipated difficulties in connection with the consolidation of manufacturing and administrative functions, including as a result of difficulties with various employees, labor representatives or regulators; the loss of skilled employees in connection with such initiatives; unanticipated difficulties, expenditures and delays in complying with government regulations applicable to our businesses; the impact of government healthcare reform legislation; our ability to meet our debt obligations; changes in general and international economic conditions; and other factors described or incorporated in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013.

TELEFLEX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended
	June 29, 2014	June 30, 2013
	(Dollars and shares in thousands, except per share)

Net revenues	$468,105	$420,059
Cost of goods sold	224,017	210,569

Gross profit	244,088	209,490
Selling, general and administrative expenses	146,843	116,253
Research and development expenses	14,870	16,524
Restructuring and other impairment charges	7,623	12,962

Income from continuing operations before interest and taxes	74,752	63,751
Interest expense	16,062	14,425
Interest income	(146)	(157)

Income from continuing operations before taxes	58,836	49,483
Taxes on income from continuing operations	10,006	6,082

Income from continuing operations	48,830	43,401

Operating loss from discontinued operations	(1,594)	(1,026)
Tax benefit on loss from discontinued operations	(469)	(260)

Loss from discontinued operations	(1,125)	(766)

Net income	47,705	42,635
Less: Income from continuing operations attributable to noncontrolling interest	453	194

Net income attributable to common shareholders	$47,252	$42,441

Earnings per share available to common shareholders:
Basic:
Income from continuing operations	$1.17	$1.05
Loss from discontinued operations	(0.03)	(0.02)

Net income	$1.14	$1.03

Diluted:
Income from continuing operations	$1.04	$0.99
Loss from discontinued operations	(0.02)	(0.01)

Net income	$1.02	$0.98

Dividends per common share	$0.34	$0.34

Weighted average common shares outstanding:
Basic	41,380	41,115
Diluted	46,392	43,429

Amounts attributable to common shareholders:
Income from continuing operations, net of tax	$48,377	$43,207
Loss from discontinued operations, net of tax	(1,125)	(766)

Net income	$47,252	$42,441

TELEFLEX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Six Months Ended
	June 29, 2014	June 30, 2013
	(Dollars and shares in thousands, except per share)

Net revenues	$906,651	$831,936
Cost of goods sold	441,404	421,926

Gross profit	465,247	410,010
Selling, general and administrative expenses	287,140	243,203
Research and development expenses	28,932	31,531
Restructuring and other impairment charges	15,403	22,121

Income from continuing operations before interest and taxes	133,772	113,155
Interest expense	31,466	28,618
Interest income	(333)	(314)

Income from continuing operations before taxes	102,639	84,851
Taxes on income from continuing operations	18,540	13,749

Income from continuing operations	84,099	71,102

Operating loss from discontinued operations	(1,619)	(1,784)
Tax benefit on loss from discontinued operations	(369)	(556)

Loss from discontinued operations	(1,250)	(1,228)

Net income	82,849	69,874
Less: Income from continuing operations attributable to noncontrolling interest	639	395

Net income attributable to common shareholders	$82,210	$69,479

Earnings per share available to common shareholders:
Basic:
Income from continuing operations	$2.02	$1.72
Loss from discontinued operations	(0.03)	(0.03)

Net income	$1.99	$1.69

Diluted:
Income from continuing operations	$1.81	$1.64
Loss from discontinued operations	(0.03)	(0.03)

Net income	$1.78	$1.61

Dividends per common share	$0.68	$0.68

Weighted average common shares outstanding:
Basic	41,321	41,064
Diluted	46,071	43,238

Amounts attributable to common shareholders:
Income from continuing operations, net of tax	$83,460	$70,707
Loss from discontinued operations, net of tax	(1,250)	(1,228)

Net income	$82,210	$69,479

TELEFLEX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 29, 2014	December 31, 2013
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$237,382	$431,984
Accounts receivable, net	301,720	295,290
Inventories, net	356,467	333,621
Prepaid expenses and other current assets	38,386	39,810
Prepaid taxes	47,641	36,504
Deferred tax assets	50,497	52,917
Assets held for sale	9,161	10,428

Total current assets	1,041,254	1,200,554
Property, plant and equipment, net	343,408	325,900
Goodwill	1,373,356	1,354,203
Intangible assets, net	1,233,905	1,255,597
Investments in affiliates	1,465	1,715
Deferred tax assets	944	943
Other assets	69,501	70,095

Total assets	$4,063,833	$4,209,007

LIABILITIES AND EQUITY
Current liabilities
Current borrowings	$362,273	$356,287
Accounts payable	73,533	71,967
Accrued expenses	80,040	74,868
Current portion of contingent consideration	2,959	4,131
Payroll and benefit-related liabilities	66,569	73,090
Accrued interest	9,991	8,725
Income taxes payable	21,817	23,821
Other current liabilities	35,308	22,231

Total current liabilities	652,490	635,120
Long-term borrowings	700,000	930,000
Deferred tax liabilities	517,433	514,715
Pension and postretirement benefit liabilities	102,194	109,498
Noncurrent liability for uncertain tax positions	56,687	55,152
Other liabilities	50,650	48,506

Total liabilities	2,079,454	2,292,991
Commitments and contingencies
Total common shareholders’ equity	1,982,277	1,913,527
Noncontrolling interest	2,102	2,489

Total equity	1,984,379	1,916,016

Total liabilities and equity	$4,063,833	$4,209,007

TELEFLEX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 29, 2014	June 30, 2013
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income	$82,849	$69,874
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	1,250	1,228
Depreciation expense	23,997	19,876
Amortization expense of intangible assets	32,102	24,551
Amortization expense of deferred financing costs and debt discount	7,716	7,533
Changes in contingent consideration	(6,617)	(7,926)
Stock-based compensation	5,726	5,766
Deferred income taxes, net	2,811	(3,351)
Other	(2,142)	(8,243)
Changes in operating assets and liabilities, net of effects of acquisitions and disposals:
Accounts receivable	640	(18,084)
Inventories	(16,385)	(29,354)
Prepaid expenses and other current assets	2,407	303
Accounts payable and accrued expenses	(1,731)	1,163
Income taxes receivable and payable, net	(12,462)	(7,093)

Net cash provided by operating activities from continuing operations	120,161	56,243

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment	(30,850)	(36,897)
Proceeds from sales of assets and investments	4,139	—
Payments for businesses and intangibles acquired, net of cash acquired	(28,535)	(36,954)
Investment in affiliates	(60)	(50)

Net cash used in investing activities from continuing operations	(55,306)	(73,901)

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings	250,000	—
Repayment of long-term borrowings	(480,000)	—
Debt issuance fees	(3,275)	—
Proceeds from share based compensation plans and the related tax impacts	2,391	3,892
Payments to noncontrolling interest shareholders	(1,094)	(736)
Payments for contingent consideration	—	(9,487)
Dividends	(28,093)	(27,944)

Net cash used in financing activities from continuing operations	(260,071)	(34,275)

Cash Flows from Discontinued Operations:
Net cash used in operating activities	(1,531)	(1,437)

Net cash used in discontinued operations	(1,531)	(1,437)

Effect of exchange rate changes on cash and cash equivalents	2,145	(2,251)

Net decrease in cash and cash equivalents	(194,602)	(55,621)
Cash and cash equivalents at the beginning of the period	431,984	337,039

Cash and cash equivalents at the end of the period	$237,382	$281,418